UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 28, 2008

HEMISPHERX BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27072 (Commission File Number)	52-0845822 (IRS Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Other Events

Item 8.01 Other Events

As our company, Hemispherx Biopharma, continues to strive to commercialize its products through alliances, licenses, and supply agreements, company management believes that it must take measures to extend the period during which the company can complete the various critical goals that lie ahead. Accordingly, it will reduce its expenses while not jeopardizing its ability to operate fully, and at the same time it must provide substantive incentives to its key employees as well as to its supporting staff on whom the company relies for success in 2009 and beyond.

Toward that end, Hemispherx Biopharma is taking a series of actions:

1. It is planned that all senior staff will be paid as much as 50% of their compensation in stock starting no later than January 1, 2009.

2. Mr. Bonelli’s contract as President and COO will not be renewed, but he will be included in a Goal Achievement Incentive Program. His operational responsibilities are being divided among other senior management members.

3. This Goal Achievement Incentive Program will also include Dr. William Carter, Chairman and CEO, Dr. Chaunce Bogard, Senior Vice President, and Hemispherx’s strategic advisors, The Sage Group, Inc. This program will pay these individuals and group only as strategic alliances are executed. A copy of the Goal Achievement Incentive Program is attached.

4. It is also planned that all other employees and Board members (other than independent Board members), as a group, will be added to the Goal Achievement Incentive Program at the same level as the senior management, to be shared pro rata to their 2008 compensation but providing they are employees or Board members (other than independent Board members) when strategic alliances are executed.

The Company does not contemplate any layoffs, thereby preserving its full manufacturing, regulatory and medical services operations.

Additional cost reduction measures include suspending product liability insurance for Alferon™ N and Ampligen® until the Company receives regulatory clearance for Ampligen® and requiring third parties to indemnify the Company in conjunction with all overseas emergency sales of Ampligen® and Alferon™ LDO.

Goal Achievement Incentive Program

1. Employee/Consultant/Adviser will intensify his efforts to bring about strategic partnering agreements for Company with third parties.

2. The Company shall pay Employee an incentive bonus for each timely agreement (as hereinafter defined) entered into by the Company with any and all third parties in which the Company receives cash (as hereinafter defined) from such third parties as a result of the execution of such agreements (“Strategic Partnering Agreements”), provided, however, Strategic Partnering Agreements shall not include agreements whereby the Company receives cash as a result of (i) only the sale of Ampligen® or other Company products, (ii) the Company only being reimbursed for expenses, not including expenses for prior research conducted by the Company, incurred by the Company, (iii) an agreement in which the only economic benefit to the Company is a loan or loans to the Company, and (iv) an agreement, other than an agreement which results in a change of control of the Company, in which the only economic benefit to the Company is the sale of the Company’s equity or other securities. The incentive bonus shall be in an amount equal to one percent (1%) of the amount of all cash received by the Company pursuant to each such Strategic Partnering Agreement between the dates of the execution of each such Strategic Partnering Agreement and the first commercial sale of Ampligen® following the full commercial approval of the sale of Ampligen® in each jurisdiction. All incentive bonus payments shall be payable in readily available funds within ten (10) days following receipt by the Company of readily available funds as a result of the Company’s receipt of such first cash. For purposes hereof “timely agreements” shall be defined as all agreements entered into by the Company with any and all third parties (a) on or before June 30, 2009 and (b) on or before March 31, 2010 with third parties with which the Company had been in active negotiations on or before June 30, 2009. For purposes hereof “cash” shall be defined as any asset which is either (a) readily available funds or (b) capable of being converted into readily available funds in value equal to the value ascribed to such asset in the Strategic Partnering Agreement within six months of the receipt of such asset by the Company.

ENGAGEMENT AGREEMENT

Agreement made and entered into as of June 6, 2008 between Hemispherx Biopharma, Inc. a Delaware Corporation (the “Company”) and Warren C. Bogard, Jr., Ph.D., of Bogard & Associates residing in Exton, Pennsylvania (the “Consultant”).

In consideration of the premises and the mutual covenants and conditions herein contained the Company and the Consultant hereby agree as follows:

1. Engagement. The Company engages the Consultant and the Consultant agrees to serve the Company as a consultant for business and product development. It is expressly understood and agreed that all of the Consultant’s services hereunder are being provided as an independent contractor and not as an employee for federal tax purposes. Neither the Consultant nor the Company shall have the authority to act on behalf of or to bind the other.

2. Term. This Agreement shall commence, retroactively, as of June 1, 2008 and shall terminate on May 31, 2009 unless sooner terminated in accordance with Section 8 hereof (hereinafter being called the “Service Period”).

3. Services. The Consultant agrees to serve the Company faithfully and to the best of his ability for three and one half (3½) days per week for forty six (46) weeks during the Service Period, with each of such forty six (46) weeks hereinafter being called a “Work Week”. The Consultant shall have the right to select each of the forty six (46) Work Weeks from the Service Period. The Consultant shall provide his services at his offices, the Company’s offices and at such other locations as may be designated by the Company.

4. Compensation. For his services to the Company the Consultant shall receive from the Company:

(a) An option with a five(5) year term dated June 6, 2008 to purchase one hundred thousand (100,000) shares of the common stock of the Company at an exercise price of sixty eight cents ($.68) per share.

(b) Five thousand dollars ($5,000) for each Work Week, with payments being made to the Consultant by the Company on a monthly basis based on the number of Work Weeks in each such month.

(c) Provided the Agreement has not been terminated before December 31, 2008, Bogard is eligible for one hundred thousand dollars ($100,000.00) bonus based on recommendation of CEO/Board/Compensation Committee.

(d) An incentive bonus for each timely agreement (as hereinafter defined) entered into by the Company with any and all third parties in which the Company receives cash (as hereinafter defined) from such third parties as a result of the execution of such agreements (“Strategic Partnering Agreements”), provided, however, Strategic Partnering Agreements shall not include agreements whereby the Company receives cash as a result of (i) only the sale of Ampligen® or other Company products, (ii) the Company only being reimbursed for expenses, not including expenses for prior research conducted by the Company, incurred by the Company, (iii) an agreement in which the only economic benefit to the Company is a loan or loans to the Company, and (iv) an agreement, other than an agreement which results in a change of control of the Company, in which the only economic benefit to the Company is the sale of the Company’s equity or other securities. The incentive bonus shall be in an amount equal to one percent (1%) of the amount of all cash received by the Company pursuant to each such Strategic Partnering Agreement between the dates of the execution of each such Strategic Partnering Agreement and the first commercial sale of Ampligen® following the full commercial approval of the sale of Ampligen® in each jurisdiction. All incentive bonus payments shall be payable in readily available funds within ten (10) days following receipt by the Company of readily available funds as a result of the Company’s receipt of such first cash. For purposes hereof “timely agreements” shall be defined as all agreements entered into by the Company with any and all third parties (a) on or before June 30, 2009 and (b) on or before March 31, 2010 with third parties with which the Company had been in active negotiations on or before June 30, 2009. For purposes hereof “cash” shall be defined as any asset which is either (a) readily available funds or (b) capable of being converted into readily available funds in value equal to the value ascribed to such asset in the Strategic Partnering Agreement within six months of the receipt of such asset by the Company.

(e) An option to purchase one hundred thousand (100,000) shares of the common stock of the Company upon the execution, after the date of this Agreement, of the first Strategic Partnering Agreement, with the option being dated as of the date of the execution of the first Strategic Partnering Agreement, having a five(5) year term and an exercise price per share equal to the closing price of the Company’s common stock on the American Stock Exchange on the date of the execution of the first Strategic Partnering Agreement.

(f) An option to purchase fifty thousand (50,000) shares of the common stock of the Company upon the execution of each successive Strategic Partnering Agreement after the first Strategic Partnering Agreement, with each such option being dated as of the date of the execution of each respective subsequent Strategic Partnering Agreement, having a five(5) year term and an exercise price per share equal to the closing price of the Company’s common stock on the American Stock Exchange on the date of the execution of each subsequent Strategic Partnering Agreement.

5. Expenses. During the Service Period, the Consultant, upon presentation of payment vouchers or receipts, will be reimbursed for the reasonable and necessary expenses incurred by him in providing services pursuant to this Agreement.

6. Liability. The Consultant and the Company shall not be liable to each other, nor to anyone claiming through either of them, for any acts or omissions arising out of or in connection with this Agreement, except when such acts or omissions are adjudged to be willful misconduct or gross negligence by a court of competent jurisdiction.

7. Confidentiality. The Consultant shall enter into a confidentiality agreement with the Company as set forth on Exhibit “A” which is attached hereto and made a part hereof.

8. Termination. Either the Consultant or the Company may at any time, with or without reason, terminate this Agreement by providing written notice of termination to the other, with the termination being effective ten (10) days after the date of the notice of termination.

9. The Consultant’s Representations and Warranties. The Consultant hereby represents and warrants to the Company that he has the right to enter into this Agreement, and his execution, delivery and performance of this Agreement (a) will not violate any contract to which the Consultant is a party or any applicable law or regulation nor give rise to any rights in any other person or entity and (b) are not subject to the consent of any other person or entity.

10. Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be sent by telecopy or by certified or registered mail addressed to the respective parties as follows:

(i)	If to the Company, to:

HEMISPHERX BIOPHARMA, INC.

One Penn Center

1617 JFK Boulevard

Philadelphia, Pennsylvania 19103

Telecopier No.: (215) 988-1739

Attention: Chief Executive Officer

(ii)	If to The Consultant, to:

Warren C. Bogard, Jr., Ph.D.

332 Long Ridge Lane

Exton, Pennsylvania 19341

Telecopier No: (610) 280-7725

or to such other address as the parties shall have designated by notice to the other parties given in accordance with this section. Any notice or other communication shall be deemed to have been duly given if personally delivered or mailed via registered or certified mail, postage prepaid, return receipt requested, or, if sent by telecopy, when confirmed.

11. Modification. No modification or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such modification or waiver is sought unless it is made in writing and signed by or on behalf of both parties hereto.

12. Miscellaneous.

(a) This Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(b) The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

(c) If any provisions of this Agreement or the application thereof to any person or circumstance shall be determined any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is so determined to be invalid or unenforceable, shall not - be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

(d) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns.

(e) This Agreement shall not be assignable in whole or in part by either party, except that the Company may assign this Agreement to and it shall be binding upon any subsidiary or affiliate of the Company or any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company.

(f) Absent the written consent of the Consultant and the Company this Agreement shall be kept confidential except that the Company may disclose the Agreement to the extent necessary to meet its Securities and Exchange Commission disclosure filing requirements.

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto as of the date first above written.

HEMISPHERX BIOPHARMA, INC.

By:
William A. Carter, Chief Executive Officer

BOGARD & ASSOCIATES

By:
Warren C. Bogard, Jr., Ph.D.

EXHIBIT “A”

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (the “Agreement”) is made and entered into as of June 6, 2008 by and between Warren C. Bogard, Jr., Ph.D. (“the Consultant”) on the one hand, and Hemispherx Biopharma, Inc., (“Hemispherx”) on the other hand. The Consultant and Hemispherx are herein sometimes collectively referred to as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, The Consultant desires to provide services for Hemispherx; and

WHEREAS, Hemispherx desires to receive services from the Consultant; and

WHEREAS, in the process of providing services, the Consultant will have access to and be provided certain confidential and proprietary information of Hemispherx; and

WHEREAS, it is the desire of both parties hereto that the confidentiality of all Hemispherx confidential information provided to the Consultant pursuant to this Agreement be maintained.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Definition of Confidential Information.

The term “Confidential Information” shall be defined as all oral and written information (irrespective of the means of the writing, e.g., hardcopy, fax, electronic writing, etc.) disclosed by Hemispherx or any employee, director, shareholder, agent, representative or consultant of Hemispherx to the Consultant relating to the following:

a. Trade secrets, business, technical, financial and other confidential information pertaining to Hemispherx which is not generally available to the public, including without limitation, information concerning the customers, suppliers, contacts, and employees of Hemispherx; terms and conditions of Hemispherx’ agreements and arrangements with its customers, employees, suppliers and others; customer and supplier list, information concerning Hemispherx’ manufacturing processes and methods, inventory pricing, sales volumes and profits, procedures, marketing strategies, know-how, systems, developments and suggestions; data, drawings, plans, documents and specifications; and all other information about Hemispherx’ operations and business (as presently conducted and as proposed to be conducted); and

b. Any and all information, agreements and documents in any form whatsoever regarding the capitalization, organization or ownership of Hemispherx; and

c.  Any information generated or produced from Confidential Information given by Hemispherx to the Consultant; provided however;

d. It is expressly understood and agreed that Confidential Information shall not include any information which at the time of disclosure to the Consultant is in the public domain, or information which, after disclosure to the Consultant, becomes part of the public domain by publication or otherwise without breach of this Agreement by the Consultant, or information which the Consultant obtained from third parties, provided such information was not wrongly obtained by such third parties, or information which is independently developed by the the Consultant without reference to, or use of, Confidential Information.

The Consultant agrees to maintain in confidence all Confidential Information disclosed by Hemispherx and to never divulge or disseminate said Confidential Information, in whole or in part, to any third party, and to never make use of said Confidential Information other than in relation to discussions or transactions, if any, between the Parties without the prior written consent of Hemispherx.

In the event that the Consultant has prepared or created, or does prepare or create, any document, memorandum, or other writing or determination relative to, resulting from, or in any way utilizing, in whole or in part, any of the Confidential Information, such document, research, or other writing or determination created or prepared by or for the Consultant shall also constitute Confidential Information and such information shall be governed by the provisions of this Agreement.

In the event that any Confidential Information or any other information as described herein are required to be disclosed by any federal, state or local governmental body or agency, having the legal authority to require such disclosure by the Consultant, such disclosure shall be in a manner which maintains confidentiality to the greatest extent permitted by law.

The Confidential Information shall remain or become the property of Hemispherx at all times. No rights or licenses, expressed or implied, are hereby granted to the Consultant under any patents, copyrights or trade secrets of Hemispherx as a result of or related to this Agreement.

Upon request by Hemispherx, the Consultant shall forthwith return to Hemispherx all Confidential Information received by the Consultant.

In the event the Consultant violates or breaches this Agreement, Hemispherx shall be entitled to all damages proximately caused thereby. Further, the Consultant acknowledges and agrees that monetary damages are unlikely to be an adequate remedy therefore, and without waiving any right to monetary damages, it is expressly agreed that Hemispherx is authorized and entitled to obtain temporary and permanent injunctive relief from any court of competent jurisdiction to restrain any breach of this Agreement, and any and all actions of the Consultant relative to the Confidential Information. Any and all rights and remedies shall be cumulative and in addition to any other rights or remedies to which Hemispherx may be entitled.

In the event of any action at law or equity, including arbitration to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to costs incurred including reasonable fees for expert witnesses and reasonable attorney’s fees.

This Agreement constitutes the entire understanding of the Parties with regard to the subject matter hereof and may not be amended, modified, supplemented or rescinded, except by a written instrument executed by all Parties hereto.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, United States.

If it shall subsequently be determined by a court of competent jurisdiction, that any portion of this Agreement is void, voidable or unenforceable, (including, but not limited to, any time or geographical limitation) it shall not necessarily affect the validity of the remaining provisions of this Agreement. Any such determination and its effect on this Agreement shall be to reform this Agreement so as to allow the terms and provisions of this Agreement to apply to the maximum permitted by applicable law, and this Agreement shall continue in full force and effect with regard to all other provisions.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

The Consultant hereby agrees to indemnify, defend and hold Hemispherx harmless from any and all liabilities, expenses, causes of action, claims and liabilities arising out of or resulting, to any degree, from the unauthorized disclosure of Confidential Information.

IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the date set opposite their respective executions.

Hemispherx Biopharma Inc.

By:		Date:

(Name Typed or Printed)

Title:

Address:	One Penn Center

1617 JFK Blvd.

Philadelphia, Pennsylvania 19103

Bogard & Associates

By:		Date:
Warren C. Bogard, Jr., Ph.D.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2008

HEMISPHERX BIOPHARMA, INC.

By:	/s/ William A. Carter
William A. Carter, M.D., Chief Executive Officer